RIDGEWAY BANCSHARES, INC.
                                100 PALMER STREET
                         RIDGEWAY, SOUTH CAROLINA, 29130

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                            TO BE HELD _______, 2002

TO SHAREHOLDERS OF RIDGEWAY BANCSHARES, INC., COMMON STOCK:

         Ridgeway Bancshares, Inc. will hold a Special Meeting of Shareholders at Ridgeway Bancshares' main office, located at 100 Palmer Street, Ridgeway, South Carolina, 29130 on _______, 2002, at _______:00 p.m., local time. At the special meeting the following matters will be presented for shareholder vote:

         1. Merger. The Agreement and Plan of Merger, dated as of November 20, 2001, by and between Ridgeway Bancshares and Community Bankshares, Inc. If the agreement is approved and the merger is completed, (1) Ridgeway Bancshares will merge with and into Community Bankshares with Community Bankshares as the surviving corporation and (2) each share of Ridgeway Bancshares common stock (excluding any shares held by Ridgeway Bancshares, Community Bankshares, or their respective subsidiaries and excluding all shares held by shareholders who perfect their dissenters' rights) will be converted into 25 shares of Community Bankshares common stock plus $100.00 cash, subject to an election by individual shareholders to receive more or less stock or cash and with cash to be paid instead of any remaining fractional share interest, all as described more fully in the accompanying Proxy Statement/Prospectus; and

          2. Other Business. Such other business as may properly come before the special meeting, including adjourning the special meeting to permit, if necessary, further solicitation of proxies.

         Shareholders of record at the close of business on _______, 2002, will receive notice of and may vote at the special meeting or any adjournment or postponement thereof.

         You have a right to dissent from the merger and obtain payment of the fair value of your Ridgeway Bancshares shares in cash by complying with the applicable provisions of South Carolina law, which are attached to the accompanying Proxy Statement/Prospectus as Appendix B.

         Your board of directors unanimously recommends that you vote FOR the proposals listed above.

         We urge you to sign and return the enclosed proxy as promptly as possible, whether or not you plan to attend the special meeting in person. The proxy may be revoked at any time before it is voted by giving notice of revocation in writing or submitting to Ridgeway Bancshares a signed proxy card bearing a later date, provided that such notice or proxy card is actually received by the secretary of Ridgeway Bancshares prior to the taking of the shareholder vote at the special meeting. Any notice of revocation should be sent to Ridgeway Bancshares, Inc., 100 Palmer Street, Ridgeway, South Carolina 29230,
Attention: M. S. Brakefield, Corporate Secretary.

                                            By Order of the Board of Directors

                                            William A. Harwell
                                            President

_____________, 2002



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                           COMMUNITY BANKSHARES, INC.
                              791 Broughton Street
                        ORANGEBURG, SOUTH CAROLINA, 29130

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                            TO BE HELD _______, 2002

TO SHAREHOLDERS OF COMMUNITY BANKSHARES, INC., COMMON STOCK:

         Community Bankshares, Inc. will hold a Special Meeting of Shareholders in the board room of the Orangeburg National Bank branch, located at 791 Broughton Street, Orangeburg, South Carolina, 29130 on _______, 2002, at _______:00 p.m., local time. At the special meeting the following matters will be presented for shareholder vote:

          1. Merger. The Agreement and Plan of Merger, dated as of November 20, 2001, by and between Ridgeway Bancshares, Inc. and Community Bankshares. If the agreement is approved and the merger is completed,
          (1) Ridgeway Bancshares will merge with and into Community Bankshares with Community Bankshares as the surviving corporation and (2) each share of Ridgeway Bancshares common stock (excluding any shares held by Ridgeway Bancshares, Community Bankshares, or their respective subsidiaries and excluding all shares held by Ridgeway Bancshares shareholders who perfect their dissenters' rights) will be converted into 25 shares of Community Bankshares common stock plus $100.00 cash, subject to an election by individual shareholders to receive more or less stock or cash and with cash to be paid instead of any remaining fractional share interest, all as described more fully in the accompanying Proxy Statement/Prospectus; and

          2. Other Business. Such other business as may properly come before the special meeting, including adjourning the special meeting to permit, if necessary, further solicitation of proxies.

         Shareholders of record at the close of business on _______, 2002, will receive notice of and may vote at the special meeting or any adjournment or postponement thereof.

         Your board of directors unanimously recommends that you vote FOR the proposals listed above.

         We urge you to sign and return the enclosed proxy as promptly as possible, whether or not you plan to attend the special meeting in person. The proxy may be revoked at any time before it is voted by giving notice of revocation in writing or submitting to Community Bankshares a signed proxy card bearing a later date, provided that such notice or proxy card is actually received by the secretary of Community Bankshares prior to the taking of the shareholder vote at the special meeting. Any notice of revocation should be sent to Community Bankshares, Inc., 791 Broughton Street, Orangeburg, SC 29115,
Attention: William W. Traynham, President.

                                            By Order of the Board of Directors

                                            William W. Traynham
                                            -------------------------------
                                            President

_____________, 2002